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                                                                  EXHIBIT 23 (c)

             CONSENT OF LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.

                        INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent (i) to the use of our reports on financial statements of Genesis Merchant Group Securities, LLC for the three fiscal years ended December 31, 1997 included in or made a part of this Registration Statement and (ii) to any reference to our Firm in this Registration Statement.



                                        /s/ LALLMAN, FELTMAN, SHELTON
                                            & PETERSON, P.A.
                                        ------------------------------
                                        LALLMAN, FELTMAN, SHELTON
                                        & PETERSON, P.A.



June 3, 1998
Ketchum, Idaho